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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered effective as of the 1st day of July, 1999, by and between VENUS EXPLORATION, INC., a company organized and existing under the laws of the State of Delaware ("Company"), and E. L. AMES, JR., an individual residing in San Antonio, Bexar County, Texas ("Employee").

         FOR AND IN CONSIDERATION of the mutual covenants herein contained and the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. EMPLOYMENT, Company hereby employs Employee and Employee hereby accepts employment with Company on the terms and conditions herein set forth. In consideration of Employee's employment by Company, Employee agrees to the terms, conditions and covenants of this Agreement.

         2. TERM OF EMPLOYMENT. Employment of Employee by Company shall be for a term of two (2) years.

         3. DUTIES AND RESPONSIBILITIES. Employee shall serve as Chief Executive Officer and, if elected by the Board of Directors of the Company, Chairman of the Board of Directors of the Company.

                  3.01 EXTENT OF SERVICES. Employee shall devote his efforts to the advancement of the interests of the company's business, and he shall pursue no new business interests other than passive investments, without the prior written approval of the Company, which approval shall not be unreasonably withheld. Employee shall minimize the interference any such activities have on the conduct of the Company's business.

                  3.02 APPROVED OTHER BUSINESS INTERESTS. The Company understands and accepts the facts that the Employee owns certain interests in oil and gas properties in his own right and that the Employee may develop those interests and the surrounding Areas of Mutual Interest without offering same to, or in any way involving, the Company. However, Employee agrees that he will not acquire any new interests outside of such Areas of Mutual Interests and that all new oil and gas projects in which he is involved outside of such Areas of Mutual Interest will be considered a Company project.

         4. COMPENSATION AND BENEFITS. The compensation and other benefits listed below as payable to or accruing to Employee shall constitute the full consideration to be paid to Employee for all services to be rendered by Employee to Company and all other agreements of Employee hereunder.

                  4.01 BASE SALARY. As compensation for all services of whatever type rendered by Employee in the performance of his duties under this Agreement and for all other agreements and undertakings of Employee hereunder, Company shall pay to Employee a base salary to be determined from time to time and approved by the Board of Directors; however, in no event will such salary be less than $190,000.00 per year without the written consent of Employee. Such salary shall be payable in equal regular installments in accordance with Company's customary


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         payroll payment policy. It is specifically understood and agreed that a portion of Employee's annual base salary hereunder is attributable to Employee's agreement, pursuant to Section 8 hereof, to maintain the confidentiality of "Confidential Information" (as herein defined), both during and after the term of this Agreement, and that Employee's salary would be reduced significantly if Employee did not agree to be bound by the terms of Section 8. It is further understood and agreed that a portion of Employee's annual base salary is attributable to Employee's agreement, pursuant to Section 9 hereof, not to compete with Company either during or for a specified period of time after the expiration or termination of this Agreement and that Employee's annual salary would be reduced significantly if Employee did not agree to be bound by the terms of Section 9 hereof . Employee agrees that he is being fairly and reasonably compensated for the agreements undertaken by Employee pursuant to Sections 8 and 9 hereof.

                  4.02 BENEFITS. Employee shall be entitled to four weeks paid vacation each year, subject to the times for such vacation being mutually agreed upon by Employee and Company. Employee shall be entitled to participate in the Company benefit programs designed for Company employees with similar salaries, duties and responsibilities.

                  4.03 EXPENSES. Company shall pay or reimburse Employee for all reasonable and necessary expenses actually incurred or paid by Employee during the term of this Agreement in the performance of Employee's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting documents as Company may reasonably require.

                  4.04 AUTOMOBILE. The Company shall provide Employee an automobile of class, style and age that are commensurate with the position he holds and the needs of Employee in that position.

         5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Employee represents, warrants and agrees that: (i) Employee is not currently bound by any employment agreement, restriction or other obligation of any kind that would in any way materially interfere with or be inconsistent with the services to be provided by Employee to Company hereunder; and (ii) Employee is free to enter into this Agreement and the services and work product provided by Employee to Company hereunder will be original works of Employee.

         6. REGULATIONS AND POLICIES. Employee shall, during the term of this Agreement, comply with all Company regulations and policies, including, without limitation, security regulations.

         7. CONFIDENTIAL INFORMATION. The term "Confidential Information," as used herein, shall mean and include any and all documents, knowledge, data or information (in whatever medium) known, communicated, provided or made available to Employee, whether before or after the execution of this Agreement, which are marked with a confidentiality legend by Company or which Employee knows or reasonably should know constitute trade secrets of Company or information belonging to third parties to whom Company may have an obligation of confidentiality; provided, however, that Confidential Information shall not include any information or materials which are or become generally available to the public other than as a result of any breach of the provisions of this Agreement or any other agreement between Employee and Company (or their respective successors, assigns or affiliates).

         8. CONFIDENTIALITY. Employee acknowledges and agrees that in his employment by Company he occupies a position of trust and confidence and that during the term of his employment


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under this Agreement he will have access to and will become familiar with
Company's Confidential Information. Employee further acknowledges and agrees that the Confidential Information, including any and all copies thereof, constitutes trade secrets of Company and is confidential and proprietary information of Company. Employee further acknowledges and agrees that he has no right, title, interest or claim in or to any of the Confidential Information or any copies thereof. Employee agrees to maintain the confidentiality of the Confidential Information and agrees that he will not take, or permit to be taken, any action with respect to the Confidential information (or any portion thereof) which is inconsistent with the confidential and proprietary nature of such information. Without limiting the generality of the foregoing, Employee agrees that he will not, directly or indirectly, without the prior specific written consent of Company, except as specifically required in the course of his employment,

         (i) communicate, divulge, transmit or otherwise disclose any Confidential Information to any person, firm, partnership, corporation or other entity, or

         (ii) use any Confidential Information in any manner except as specifically required in connection with the performance of services hereunder.

         Employee agrees to take any and all steps reasonably necessary to protect the confidentiality of the Confidential Information. Employee shall, upon termination of this Agreement, immediately return to Company all Confidential Information in Employee's control or possession, including, without limitation, any and all copies thereof. This Section shall survive the expiration or termination of this Agreement for a period of two (2) years.

         9. RESTRICTIVE COVENANT AND NON-COMPETITION.

                  9.01 UPON TERMINATION. As an independent covenant, Employee agrees that, for a period of two (2) years commencing upon the termination of this Agreement by expiration of its term or by the Company for cause, as provided in Section 12 of this Agreement, Employee will not, unless granted express written permission by the Board of Directors of Company, develop, work on or in any way advance, directly or indirectly, as an officer, director, stockholder, employee, advisor, consultant, partner, owner, agent, representative or in any other capacity, any competitor of Company or any other third party, any oil, gas and mineral exploration or production from the geographic areas, horizons, plays, formations or trends that the Company was studying to any significant extent during his employment; provided, however, that the foregoing shall not prohibit Employee from becoming a passive shareholder owning less than five percent (5%) of the shares of another corporation whose shares are publicly traded.

                  9.02 COMPANY EMPLOYEES. As an independent covenant, Employee agrees, during the term of this Agreement and, upon termination or expiration of this Agreement for any reason, for a period of eighteen
         (18) months thereafter, not to induce or attempt to influence any employee of Company to terminate his or her employment with Company.

                  9.03 REASONABLENESS. Employee acknowledges and agrees that the covenants and agreements set forth in this Section are made to protect the legitimate business interests of Company, including Company's interest in Confidential Information, and not to restrict his mobility or to prevent him from utilizing his skills. Employee recognizes and acknowledges the necessarily national and scope of the market served by Company and agrees that the restrictions set forth in this Section are reasonable.

                  9.04 SURVIVAL. This Section 9 shall survive the expiration or termination of this Agreement.


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         10. PERFORMANCE BY EMPLOYEE. Employee acknowledges and agrees that the value of the Confidential Information and the success and long-term viability of Company depends largely upon Employee's performance of his obligations under Sections 8 and 9 of this Agreement.

         11. INJUNCTIVE RELIEF. Employee acknowledges and agrees that in the event of any unauthorized use or disclosure of Confidential Information in violation of the terms and conditions of Section 8 of this Agreement by employee, or any breach of any of the terms and conditions of Section 9 of this Agreement by Employee, Company will suffer irreparable injury not compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, if Company institutes an action or proceeding to enforce the provisions of Section 8 or 9 of this Agreement, Company shall be entitled to obtain such injunctive relief or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as Company may have at law or in equity.

         12. TERMINATION.

                  12.01 TERMINATION. Employee's employment hereunder is terminable, with cause, at the will of either Company or Employee upon the giving of 30 days' prior written notice by either party; otherwise, it shall continue for the term of the Agreement as specified in section 2, at which time it shall terminate. If Employee's employment is terminated for cause by the Company before the expiration of the term of the Agreement, Company shall discontinue Employee's compensation as of the effective date of the termination of Employee's employment. If Employee's employment is terminated for cause by the Employee, is terminated involuntarily, including, without limitation, termination resulting from the death or mental or physical disability of Employee, or is terminated without cause by the Company, Employee's regular compensation shall continue for the remainder of the term of the Agreement. For purposes of this Agreement, "for cause" shall mean:

                           (a) Any willful or intentional act of either Employee
                  or the Company that has or will have the effect of injuring the reputation or business relationships of the other party or its affiliates;

                           (b) The non-terminating party's conviction of or
                  entering a plea of nolo contendere to a charge of felony or a misdemeanor involving dishonesty or fraud;

                           (c) The non-terminating party's material breach of
                  any of the terms, covenants or conditions contained in this Agreement; provided, however, that with respect to any breach that can be effectively cured by some act of a party, termination of this Agreement shall be revoked if, within ten
                  (10) days after receipt of notice of such breach from the non-breaching party, the breaching party cures such breach to the reasonable satisfaction of the other party or, if such cure cannot reasonably be accomplished within such ten (10) day period, if the breaching party initiates efforts to cure such breach within such ten (10) day period and diligently pursues such cure efforts thereafter until such cure is accomplished; or

                           (d) The non-terminating party's repeated or
                  continuous failure, neglect or refusal to perform its duties under this Agreement.


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         Until the effective date of termination, Employee, if requested to do so by Company, shall continue to render services to Company.

                  12.02 NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any post-employment payment or benefit paid or provided to Employee under this Agreement by seeking other employment or otherwise, nor shall the amount of any such payment or benefit paid or provided to Employee under this Agreement be reduced or offset by any compensation earned by Employee as the result of employment by another employer or otherwise.

         13. EFFECT OF TERMINATION. Upon the termination or expiration of this
Agreement: (i) Employee shall immediately return to Company any and all Confidential Information in his possession or control (including, without limitation, all copies thereof and all materials incorporating such Confidential Information), (ii) Employee shall have no further obligation to perform services for Company hereunder, provided, however, that Employee shall continue to be bound by the terms of Sections 8 and 9 hereof, and (iii) except to the extent specifically provided in Section 12 above, Company shall have no further obligation to compensate or provide benefits to Employee hereunder.

         14. BUSINESS KNOWLEDGE AND EXPERIENCE. Notwithstanding anything to the contrary contained in this Agreement, it is specifically understood and agreed that Employee has, prior to entering into this Agreement, developed significant business expertise, ideas and experience (collectively "Business Experience") that such Business Experience, to the extent it applies to business operations generally and not to the specific operations, technologies or trade secrets of Company, shall not be deemed to constitute Confidential Information, and nothing contained in Section 8 of this Agreement shall be deemed to prevent Employee from using such general Business Experience in such a manner as does not violate any of the other terms and conditions of this Agreement.

         15. GENERAL.

                  15.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants contained herein shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

                  15.02 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives, but it shall not be assignable by Employee. Any purported assignment in violation of the foregoing shall be invalid and of no force and effect. No assignment of this Agreement shall relieve the assigning party of any obligation or liability hereunder.

                  15.03 NOTICES. Any notice, demand, payment, request, response or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be deemed to have been duly given if signed by the party giving it. Notice shall be deemed effective upon delivery by hand, or on the third business day after it is deposited in the United States mail, postage prepaid (registered or certified mail) or on the business day after it is sent by federal express or similar overnight service to the address of the parties listed below:


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                  If to Company:            John Y. Ames,
                                            President
                                            1250 N.E. Loop 410, Suite 1000
                                            San Antonio, Texas 78209

                  If to Employee:           E. L. Ames, Jr.
                                            1250 N.E. Loop 410, Suite 1000
                                            San Antonio, Texas 78205

         or to such other address as the party to receive such communication has last designated by notice delivered to the other party in accordance with the foregoing provisions.

                  15.04 WAIVER. Failure to delay in insisting upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof with respect to prior, contemporaneous or subsequent occurrences. No waiver by either party of any right hereunder or of any default shall be binding upon such party unless such waiver is in writing and signed by Employee (in the case of Employee) or a duly authorized officer of Company in the case of Company.

                  15.05 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Employee and Company hereby agreed that the sole and exclusive place of jurisdiction and venue for resolution of any disputes arising hereunder or relating hereto shall be San Antonio, Bexar County, Texas, and Employee hereby specifically consents to personal jurisdiction in such location.

                  15.06 ENTIRE AGREEMENT. This Agreement, as may be amended from time to time, shall represent the sole and entire agreement between Employee and Company respecting the employment relationship between Company and Employee. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the employment relationship between Company and Employee that are not fully expressed in this Agreement. This Agreement may be amended only by a writing signed by both parties.

                  15.07 SEVERABILITY. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained therein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

                  15.08 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  15.09 REMEDIES CUMULATIVE. All remedies provided for in this Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either party under this or any other agreement between the parties or at law, in equity or otherwise.


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                  15.10 LANGUAGE. The language used in this Agreement shall be deemed to be language chosen by the parties hereto to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition of this Agreement.

                  15.11 MEDIATION AND ARBITRATION. THE PARTIES HEREBY AGREE THAT ANY CONTROVERSY ARISING BETWEEN THE PARTIES TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO COMMON LAW, STATUTORY, TORT OR CONTRACT CLAIMS OR OTHER CLAIMS IN ANY MANNER WHATSOEVER PERTAINING TO THIS AGREEMENT OR ANY OTHER DISPUTE BETWEEN THE PARTIES (OR ANY AGENT, OFFICER, DIRECTOR OR AFFILIATE OF ANY PARTY) ("DISPUTE") SHALL BE SUBMITTED TO MEDIATION AND, FAILING TO REACH A SETTLEMENT IN MEDIATION, TO BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE CPR INSTITUTE FOR DISPUTE RESOLUTION.

         Notwithstanding anything to the contrary in this Agreement, this arbitration provision shall be governed by the provisions of the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. Judgment upon the arbitration award may be entered in any court having jurisdiction thereof.

                  15.12 HEADINGS. The descriptive headings of the sections, paragraphs and subparagraphs hereof are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of August ___, 1999.

                                         COMPANY:

                                         VENUS EXPLORATION, INC.


                                         By:  /s/ John Y. Ames
                                              ----------------
                                                  John Y. Ames,
                                                  President

                                         EMPLOYEE:


                                         /s/ E.L. Ames, Jr.
                                         ------------------
                                         E. L. Ames, Jr.